UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

STEWARDS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

STEWARDS, INC.

4300 N. University Drive, Suite D-105
Lauderhill, Florida 33351

(516) 419-5300

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Stewards, Inc.:

This Notice and the accompanying Information Statement are being furnished to the holders of record of the common stock, par value $0.0001 per share (the “Common Stock”), of Stewards, Inc., a Nevada corporation (“Stewards,” the “Company,” “we,” “us,” or “our”), in connection with corporate action taken by the holders of a majority of the outstanding voting power of the Company by written consent in lieu of a special meeting, dated October 27, 2026 , as supplemented and ratified by a supplemental written consent dated November 5, 2026 (the “Stockholder Written Consent”). The Stockholder Written Consent approved, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the following issuances in connection with the Securities Purchase Agreement, dated as of October 28, 2026 (the “Purchase Agreement”), between the Company and Crom Structured Opportunities Fund I, LP, a Delaware limited partnership (the “Investor”):

1.      the issuance of shares of Common Stock upon conversion of all amounts payable under the unsecured convertible promissory notes issued and issuable to the Investor under the Purchase Agreement in an aggregate principal amount of up to $22,000,000 (the “Offering Notes”) (including principal, interest, default interest and any Default Amount (as defined in the Offering Notes)), at the conversion price in effect from time to time (including as adjusted pursuant to the terms of the Offering Notes), including the initial unsecured convertible promissory note issued on October 28, 2026 in the principal amount of $6,050,000 (the “Initial Note”) (such shares, the “Conversion Shares”);

2.      the issuance of shares of Common Stock to the Investor as commitment shares under the Purchase Agreement, in a number equal to 10% of the purchase price of each tranche of Offering Notes divided by the lowest daily volume weighted average price of the Common Stock during the five trading days preceding the closing of such tranche (the “Commitment Shares”); and

3.      the issuance of shares of Common Stock upon exercise of the warrants issued and issuable to E.F. Hutton & Co., the Company’s placement agent for the Offering Notes (the “Placement Agent”), or its designees (the “Placement Agent Warrants,” and such shares, the “Placement Agent Warrant Shares”), in each case in an aggregate amount that may exceed 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, and at a price that may be less than the “Minimum Price” (as defined in Nasdaq Rule 5635(d)). We refer to these issuances together as the “Share Issuances,” and to the private placement of the Offering Notes under the Purchase Agreement as the “Convertible Note Financing.”

Pursuant to the terms of the Offering Notes, beginning on January 31, 2027, the Investor has the right (subject to certain ownership limitations) to convert all or any portion of the then outstanding and unpaid principal amount and interest under the Offering Notes into Conversion Shares. The per share conversion price (the “Conversion Price”) at which principal and interest under the Offering Notes will be convertible into shares of Common Stock is equal to 90% of the lowest daily volume weighted average price (“VWAP”) of the Common Stock on the Principal Market (as defined in the Initial Note) on any trading day during the five (5) trading days prior to the respective conversion date, subject to adjustment as provided in the Offering Notes. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Quotestream or another similar quotation service provider designated by the Investor.

2

In connection with the Convertible Note Financing, we entered into a Registration Rights Agreement, dated as of October 28, 2026 (the “Registration Rights Agreement”), with the Investor, which granted the Investor customary registration rights with respect to the Conversion Shares and the Commitment Shares.

The approval of the Share Issuances for purposes of Nasdaq Rule 5635(d) was taken by written consent without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) and the Company’s Articles of Incorporation and Bylaws. The Company has obtained the approval of the Share Issuances from stockholders holding a majority of the Company’s outstanding voting power.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the Stockholder Written Consent.

Under Rule 14c-2 under the Exchange Act, action taken by written consent without a meeting of stockholders cannot become effective until at least 20 calendar days after the mailing date of the definitive Information Statement. As a result, the corporate action shall be effective on or about [•], 2026, or approximately 20 calendar days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Share Issuances. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

Shaun Quin

President and Chief Executive Officer

Dated: November [•], 2026

3

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

STEWARDS, INC.

4300 N. University Drive, Suite D-105

Lauderhill, Florida 33351

(516) 419-5300

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14c-2 THEREUNDER

November [•], 2026

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Stewards, Inc., a Nevada corporation, is sending you this Information Statement solely for purposes of informing its stockholders of record as of the close of business on November 5, 2026 (the “Record Date”), in the manner required by Regulation 14C under the Exchange Act, of the action taken by the Stockholder Written Consent by Forfront Capital, LLC, the holder of record of all of the outstanding shares of Series B Preferred Stock, 28,220,000 shares of Series A Preferred Stock and 4,200,000 shares of Common Stock, and by Vincent Napolitano, Shaun Quin, the Company’s President, Chief Executive Officer and a director, and Glen Steward, the Chairman of the Company’s Board of Directors, the Company’s founders, at whose direction Forfront Capital, LLC votes the Series B Preferred Stock under a Voting Agreement dated August 25, 2025 (together, the “Majority Stockholders”), the holders of a majority of the outstanding voting power of the Company. By the Stockholder Written Consent, the Majority Stockholders approved, for purposes of Nasdaq Rule 5635(d), the Share Issuances in connection with the Convertible Note Financing under the Purchase Agreement. This Information Statement is first being mailed or otherwise delivered to stockholders on or about November [•], 2026.

Under the Purchase Agreement, the Investor agreed to purchase from the Company, in one or more tranches, unsecured convertible promissory notes in an aggregate principal amount of up to $22,000,000, for an aggregate purchase price of up to $20,000,000, reflecting an original issue discount of up to $2,000,000. On October 28, 2026 (the “Closing Date”), the Company issued and sold to the Investor the Initial Note, in the principal amount of $6,050,000, for a purchase price of $5,500,000 (the “Upfront Tranche”). Any additional tranches (each, an “Additional Tranche”) may be issued only upon the mutual written agreement of the Company and the Investor, and are subject to the conditions described below.

4

The Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SWRD,” and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d). Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction or transactions, other than a public offering, involving the sale, issuance or potential issuance by a Nasdaq-listed issuer of its Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).

The approval of the Share Issuances for purposes of Nasdaq Rule 5635(d) was taken by written consent without a meeting pursuant to NRS 78.320 and the Company’s Articles of Incorporation and Bylaws. NRS 78.320 provides that, unless otherwise provided in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. The Company has obtained the approval of the Share Issuances from stockholders holding a majority of the Company’s outstanding voting power.

As of the Record Date, the Company was authorized to issue 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 81,250,000 shares are designated Series A Preferred Stock (the “Series A Preferred Stock”) and 10,000,000 shares are designated Series B Preferred Stock (the “Series B Preferred Stock”). As of the Record Date, there were 226,793,326  shares of Common Stock, 71,250,000 shares of Series A Preferred Stock and 10,000,000 shares of Series B Preferred Stock issued and outstanding, and no other shares of Preferred Stock were issued and outstanding. Holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock vote together as a single class on all matters presented to the Company’s stockholders for approval, except as otherwise required. Holders of Common Stock are entitled to cast one (1) vote per share, holders of Series A Preferred Stock are entitled to cast one (1) vote for each whole share of Common Stock into which their shares of Series A Preferred Stock are convertible as of the record date (currently one share of Common Stock for each share of Series A Preferred Stock), and holders of Series B Preferred Stock are entitled to cast fifty (50) votes per share.

On October 28, 2026, the Board of Directors of the Company (the “Board”) adopted resolutions by unanimous written consent approving the transactions in connection with the Convertible Note Financing, and approving, declaring advisable and recommending that the stockholders approve the Share Issuances. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would enter into a written consent approving the Share Issuances. By written consent dated October 27, 2026, the Majority Stockholders approved the Share Issuances. On November 5, 2026, the Board adopted supplemental resolutions by unanimous written consent fixing the Record Date, approving, declaring advisable and recommending that the stockholders approve the Share Issuances (including the issuance of the Placement Agent Warrant Shares), and ratifying the issuance of the Commitment Shares on October 27, 2026. On November 5, 2026, Forfront Capital, LLC, as holder of record on the Record Date, and the Company’s founders, who direct the voting of the Series B Preferred Stock held by Forfront Capital, LLC, executed a supplemental written consent ratifying and approving the Share Issuances, including the issuance of the Placement Agent Warrant Shares.

5

Accordingly, all necessary corporate approvals in connection with the Share Issuances have been obtained, and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Exchange Act.

The Company knows of no other matters, other than those described in this Information Statement, that have been recently approved or considered by the holders of the Company’s outstanding voting securities.

Under Rule 14c-2 under the Exchange Act, action taken by written consent without a meeting of stockholders cannot become effective until at least 20 calendar days after the mailing date of the definitive Information Statement. As a result, the corporate action shall be effective on or about [•], 2026, or approximately 20 calendar days after we mail this Information Statement.

Stockholders Entitled to Receive Notice of Action by Written Consent

NRS 78.320 provides that, unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its Bylaws prohibit or restrict the taking of action by its stockholders by written consent. In order to eliminate the costs and management time involved in holding a special meeting, and to obtain the approval within the time required by the Purchase Agreement, our Board of Directors voted to utilize this provision under Nevada law and obtained the written consent of the holders of a majority of our outstanding voting power. Pursuant to NRS 78.350 and the Company’s Bylaws, the Board, by supplemental unanimous written consent dated November 5, 2026, fixed the close of business on November 5, 2026 as the record date for determining the stockholders entitled to consent to the Share Issuances and to receive this Information Statement.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholders.

Purpose of the Convertible Note Financing

The Board and the Majority Stockholders believe it is in the best interests of the Company to raise capital in the amounts described herein to fund the Company’s proposed acquisition of PIXL at Plantation, a 330-unit multifamily property located in Plantation, Florida, and for working capital and general corporate purposes.

SUMMARY OF THE CONVERTIBLE NOTE FINANCING

The following is a brief summary of the material aspects of the Convertible Note Financing, including the terms of the Purchase Agreement, the Offering Notes, the Registration Rights Agreement and the Placement Agent Warrants. For a fuller description of all terms of these agreements, please refer to the copies of the Purchase Agreement, the Initial Note, the form of Placement Agent Warrant and the Registration Rights Agreement, which are filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2026, and which are incorporated herein by reference.

6

Purpose of the Convertible Note Financing and Use of Proceeds

The Board believes it is in the best interests of the Company to raise capital in the amount of $5,500,000 (and potentially up to $20,000,000 if Additional Tranches close) in a convertible note financing transaction. Pursuant to the Purchase Agreement, the Company agreed to use the purchase price of the Initial Note, net of the amounts withheld for the Placement Agent’s fees and the Investor’s legal fees, to fund the Company’s acquisition, directly or through one or more subsidiaries, of PIXL at Plantation, a 330-unit multifamily property located in Plantation, Florida (the “PIXL Acquisition”), including related deposits, closing costs and transaction expenses, with any remaining proceeds to be used for working capital and general corporate purposes. The Company is negotiating a membership interest purchase agreement for the PIXL Acquisition, but no definitive agreement has been signed, and the PIXL Acquisition may not be completed on the expected terms or at all.  The Company agreed not to use the proceeds for any other purpose, including but not limited to (i) the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates, (ii) the repayment of any debt issued in corporate finance transactions (including but not limited to promissory notes that have the ability to be converted into Common Stock), (iii) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the PIXL Acquisition or the Company’s currently existing operations), (iv) any loan, credit or advance to any officers, directors, employees or affiliates of the Company, (v) in violation or contravention of any applicable law, rule or regulation, or (vi) any funding under, or investment in, the convertible promissory note issued by HOPCo Intermediate Holdings II, Inc. or any equity of HOPCo Group Holdings, L.P. or its affiliates.

Of the $5,500,000 purchase price of the Initial Note, the Investor withheld a $440,000 cash fee payable by the Company to the Placement Agent, reimbursement of the Placement Agent’s expenses of $53,000, reimbursement of the Investor’s legal fees of $20,000  and payment by the Company of $50,000 to its legal counsel, resulting in net proceeds to the Company of $4,937,000 before other offering expenses.

Notwithstanding the foregoing, the Company’s management has broad discretion in the application of the net proceeds from the Convertible Note Financing within the permitted uses, and you will not have the opportunity to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine the Company’s use of the net proceeds from the Convertible Note Financing, their ultimate use may vary from their currently intended use. The failure by our management to apply those funds effectively could harm our business.

Description of the Convertible Note Financing

Securities Purchase Agreement and the Convertible Promissory Notes

On October 28, 2026, the Company entered into the Purchase Agreement with the Investor, an accredited investor, in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Pursuant to the terms of the Purchase Agreement, the Investor agreed to purchase from the Company Offering Notes in an aggregate principal amount of up to $22,000,000, for an aggregate purchase price of up to $20,000,000, of which the Initial Note constitutes the Upfront Tranche. On the Closing Date, the Company issued and sold to the Investor the Initial Note, in the principal amount of $6,050,000, for a purchase price of $5,500,000, reflecting an original issue discount of $550,000.

7

From time to time following the Closing Date, upon the mutual written agreement of the Company and the Investor (which either party may withhold in its sole discretion), the Investor may purchase, and the Company may issue and sell to the Investor, Additional Tranches of Offering Notes on the same terms as the Initial Note, provided that (i) the aggregate purchase price of the Initial Note and all Additional Tranches may not exceed $20,000,000 and the aggregate principal amount may not exceed $22,000,000, (ii) the principal amount of each Additional Tranche will equal its purchase price plus a 10% original issue discount, and (iii) as a condition to the funding of each Additional Tranche, (A) a registration statement covering the resale of the Conversion Shares underlying all previously issued Offering Notes and the Commitment Shares issued therewith must be effective and available for use by the Investor, (B) the approval of the Share Issuances must have become effective and remain in full force and effect, and (C) the Company must have sufficient authorized but unissued shares of Common Stock, after giving effect to the Additional Tranche. Neither the Company nor the Investor is obligated to consummate any Additional Tranche.

The Company will pay a one-time interest charge on the principal amount of the Initial Note at a rate of 10% ($605,000), which was guaranteed and earned in full as of October 28, 2026 (the “Issue Date”), when such amounts become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The maturity date is twelve (12) months from the Issue Date (the “Maturity Date”), and is the date upon which the principal amount (which includes the original issue discount) and any accrued and unpaid interest and other fees are due and payable.

Any principal or interest on the Initial Note that is not paid when due will bear interest at the rate of the lesser of (i) 18% per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid. Upon the occurrence of certain bankruptcy-related events of default, the Initial Note will automatically become immediately due and payable, and upon the occurrence of any other event of default, the Investor may declare the Initial Note immediately due and payable. In either case, the Company will be required to pay an amount equal to the principal amount then outstanding plus accrued interest through the date of full repayment multiplied by 127.5%, plus applicable costs and fees. The Company may prepay the outstanding balance of the Initial Note in full, without premium or penalty, on ten (10) trading days’ prior written notice, subject to the Investor’s right to convert the Initial Note prior to the prepayment date if the notice is delivered on or after January 31, 2027. While any Offering Note is outstanding, the Company must apply 50% of the gross proceeds of any sale of its equity or equity-linked securities to the repayment of the Offering Notes, and the Investor may require the Company to apply up to 25% of the cash proceeds of any asset sale or incurrence of indebtedness to such repayment, in each case subject to certain exceptions.

Pursuant to the terms of the Offering Notes, beginning on January 31, 2027 (the “Conversion Commencement Date”), the Investor has the right (subject to certain ownership limitations) to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any default interest) under the Offering Notes into Conversion Shares. The Investor may not convert any portion of the Offering Notes prior to the Conversion Commencement Date, including following the occurrence of an event of default. The Conversion Price is equal to 90% of the lowest daily VWAP of the Common Stock on the Principal Market on any trading day during the five (5) trading days prior to the respective conversion date, subject to adjustment as provided in the Offering Notes. If the Conversion Price would be less than the par value of the Common Stock, the Investor may elect to convert at par value, with the conversion amount increased so that the Investor receives the same number of Conversion Shares it would otherwise have received. The Conversion Price is subject to proportionate adjustment for stock dividends, stock splits, reverse stock splits and similar events, and, at the option of the Investor, to reduction to the effective price per share of certain issuances (including deemed issuances, repricings and resets) of Common Stock or Common Stock equivalents by the Company at a price below the then-applicable Conversion Price, subject to certain exceptions.

8

The Investor may not convert any portion of the Offering Notes to the extent that, after giving effect to such conversion, the Investor, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the shares of Common Stock outstanding.

Pursuant to the Initial Note, the Company will, at all times until the Initial Note is extinguished, reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares equal to the greater of (i) 7,000,000 shares of Common Stock and (ii) the number of Conversion Shares issuable upon the full conversion of the Initial Note (assuming no payment of principal or interest) at the then-applicable Conversion Price multiplied by 2.5.

Until the approval of the Share Issuances becomes effective, the Company may not issue, and the Investor may not receive, any shares of Common Stock upon conversion of the Offering Notes or as Commitment Shares to the extent that, after giving effect thereto, the aggregate number of shares of Common Stock issued pursuant to the transaction documents would exceed 45,309,740 shares of Common Stock, representing 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the price per share of all such issuances (determined in accordance with Nasdaq Rule 5635(d)) equals or exceeds the Minimum Price. Any portion of the Offering Notes that cannot be converted by reason of the Exchange Cap will remain outstanding and payable. The Exchange Cap will cease to apply from and after the date on which the approval of the Share Issuances becomes effective.

The Offering Notes are general unsecured obligations of the Company, ranking at least pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Company.

The Purchase Agreement and the Offering Notes also contain customary representations, warranties, covenants, indemnification provisions and closing conditions, as well as covenants restricting, among other things, the Company’s ability to incur certain indebtedness, pay dividends, repurchase stock, enter into variable rate transactions and enter into certain affiliate transactions, and granting the Investor rights of participation, rollover rights and most favored nation rights, in each case subject to certain exceptions. The representations, warranties and covenants contained in the Purchase Agreement and the Offering Notes were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Commitment Shares

As additional consideration for the Investor’s purchase of the Initial Note, the Company issued to the Investor a number of Commitment Shares equal to the quotient obtained by dividing (i) $550,000 (being 10% of the purchase price of the Initial Note) by (ii) the lowest daily VWAP of the Common Stock on the Principal Market during the five (5) trading days immediately preceding October 27, 2026, rounded up to the nearest whole share, or 220,199 shares of Common Stock. The Commitment Shares were fully earned as of the Closing Date. The issuance of Commitment Shares prior to the effectiveness of the approval of the Share Issuances is subject to the Exchange Cap, and any Commitment Shares that may not be issued by reason of the Exchange Cap will be issued to the Investor within one (1) trading day after such approval becomes effective. At the closing of each Additional Tranche, if any, the Company will issue to the Investor additional Commitment Shares equal to 10% of the purchase price of such Additional Tranche, determined in the same manner by reference to the closing date of such Additional Tranche. The Investor has agreed not to sell, transfer, pledge, lend, hedge or otherwise dispose of any Commitment Shares prior to January 31, 2027, other than to an affiliate that agrees to be bound by the same restriction.

9

Placement Agent and Placement Agent Warrants

E.F. Hutton & Co., a registered broker-dealer, acted as the Company’s placement agent in connection with the Convertible Note Financing pursuant to an engagement letter with the Company (the “Engagement Letter”), and introduced the Investor to the Company. On the Closing Date, the Investor withheld a cash fee of $440,000 payable by the Company to the Placement Agent and reimbursed the Placement Agent for $53,000 of its expenses. Fees payable to the Placement Agent in connection with any Additional Tranche will be determined in accordance with the Engagement Letter.

As additional compensation under the Engagement Letter, the Company issued  to the Placement Agent the Placement Agent Warrants to purchase up to 121,109 shares of Common Stock, at an exercise price of $2.498 per share, exercisable immediately and expiring October 28, 2031. The Board has authorized the Company to reserve for issuance the Placement Agent Warrant Shares and to include the Placement Agent Warrant Shares in the resale registration statements described below to the extent permitted by the Registration Rights Agreement.

Registration Rights Agreement

In connection with the Convertible Note Financing, we entered into the Registration Rights Agreement with the Investor, which granted the Investor certain customary registration rights with respect to the Conversion Shares and the Commitment Shares. In accordance with the terms and conditions of the Registration Rights Agreement and the Initial Note, the Company shall prepare and file with the SEC a registration statement (the “Resale Registration Statement”) covering the Investor’s resale, at prevailing market prices, of all of the Conversion Shares (without regard to any beneficial ownership limitations) and the Commitment Shares within thirty (30) calendar days following the Issue Date, and cause such registration statement to become effective within ninety (90) calendar days following the Issue Date. The Company has also granted the Investor piggy-back registration rights with respect to the Conversion Shares and the Commitment Shares. The Registration Rights Agreement also permits the Company to include the Placement Agent Warrant Shares in the Resale Registration Statement, subject to reduction in priority to the Investor’s securities.

Reason for Stockholder Approval; Nasdaq Listing Requirements

The Common Stock is listed on Nasdaq, and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to a transaction or transactions, other than a public offering, involving the sale, issuance or potential issuance by a Nasdaq-listed issuer of its common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the Minimum Price.

Pursuant to Nasdaq Rule 5635(d), if a Nasdaq-listed issuer intends to issue securities in a transaction that could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price, the issuer generally must obtain the prior approval of its stockholders. Because the Conversion Price of the Offering Notes is variable and is based on the future trading price of the Common Stock, the number of Conversion Shares cannot be determined in advance. The number of shares of Common Stock issuable to the Investor upon conversion of the Offering Notes and as Commitment Shares, together with the Placement Agent Warrant Shares, could exceed the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Share Issuances, which include the issuance of Common Stock in connection with both the Upfront Tranche that closed on October 28, 2026 and any Additional Tranches of up to an additional principal amount of $15,950,000 (or $14,500,000 aggregate purchase price) of Offering Notes, which may or may not be issued in the future. The Company, the Board and the Majority Stockholders approved both the Upfront Tranche and any Additional Tranches to provide our management with increased flexibility to fund the Company’s real estate acquisition strategy and to respond promptly to ongoing changes in the marketplace. Any inability to achieve these objectives could adversely affect the Company’s business and growth.

10

Approval of the Share Issuances

The approval of the Share Issuances for purposes of Nasdaq Rule 5635(d) was taken by written consent without a meeting pursuant to NRS 78.320 and the Company’s Articles of Incorporation and Bylaws. By obtaining the consent of the Majority Stockholders dated October 27, 2026, as supplemented and ratified on November 5, 2026, to effect the Share Issuances, which include the issuance of Common Stock in connection with both the Upfront Tranche and any Additional Tranches, the Company has obtained the approval of the holders of a majority of the total voting power of all outstanding voting securities of the Company.

At the close of business on the Record Date, Forfront Capital, LLC held of record 4,200,000 shares of Common Stock, 28,220,000 shares of Series A Preferred Stock and 10,000,000 shares of Series B Preferred Stock, representing 532,420,000 votes, or approximately 66.72% of the 798,043,326 votes entitled to be cast by holders of all outstanding voting securities of the Company. Forfront Capital, LLC votes the Series B Preferred Stock at the direction of a majority of the Company’s founders under the Voting Agreement, and votes its Series A Preferred Stock and Common Stock through its managers, Glen Steward, Bilal Adam and Nathaniel Tsang Mang Kin. The Series B Preferred Stock alone represents 500,000,000 votes, or approximately 62.7% of such total voting power. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635(d) will not apply to the Share Issuances from and after the date on which such approval becomes effective.

Accordingly, all necessary corporate approvals in connection with the Share Issuances have been obtained, and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Exchange Act.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 under the Exchange Act, the earliest date that the corporate action being taken pursuant to the Stockholder Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of record of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. Under the Purchase Agreement, the Company has agreed to cause such approval to become effective no later than December 12, 2026 or, if the SEC reviews this Information Statement, January 11, 2027. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding voting power.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse brokerage houses, nominees, custodians, fiduciaries and other like parties for reasonable expenses incurred in sending this Information Statement to beneficial owners of our Common Stock.

Effect of the Share Issuances on Existing Stockholders

The Share Issuances will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders, if any of the Offering Notes are converted into shares of Common Stock, as Commitment Shares are issued and if any of the Placement Agent Warrants are exercised. Because the Conversion Price is based on the trading price of the Common Stock at the time of conversion, the lower the trading price of the Common Stock, the greater the number of Conversion Shares that will be issued upon conversion.

11

As disclosed above, pursuant to the Registration Rights Agreement, we have agreed to file a Resale Registration Statement to permit the public resale of the Conversion Shares and the Commitment Shares. The influx of those shares of Common Stock into the public market could have a negative effect on the trading price of our Common Stock. The Investor has agreed that, during the twelve months beginning January 31, 2027, its daily sales of Common Stock will be limited to the greater of $20,000 and 20% of the daily dollar trading volume of the Common Stock, subject to certain exceptions.

RISK FACTORS RELATED TO THE CONVERTIBLE NOTE FINANCING

The issuance of shares of Common Stock upon conversion of the Offering Notes, as Commitment Shares and upon exercise of the Placement Agent Warrants will dilute our existing stockholders, and the number of shares issuable upon conversion cannot be determined in advance.

The Conversion Price of the Offering Notes is equal to 90% of the lowest daily VWAP of the Common Stock during the five trading days prior to conversion. As a result, the number of Conversion Shares issuable will increase as the trading price of our Common Stock decreases, and there is no maximum number of Conversion Shares other than the number of our authorized shares. The issuance of a substantial number of shares of our Common Stock upon conversion of the Offering Notes, or the anticipation of such conversions, could depress the market price of our Common Stock and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a material adverse effect on our business and operations.

The Investor may purchase Offering Notes in different tranches at different times and at different prices.

Offering Notes purchased in different tranches at different times will have conversion prices based on the trading price of our Common Stock at the time of conversion, and the Commitment Shares issued in connection with each tranche will be priced by reference to the trading price of our Common Stock prior to the closing of that tranche. As a result, the dilution resulting from each tranche may differ.

We may be required to increase our authorized shares of Common Stock.

If at any time the number of our authorized but unissued shares of Common Stock that are not reserved for other purposes is less than the sum of any unissued Commitment Shares and the reserve required under the outstanding Offering Notes, we have agreed to obtain stockholder approval of an increase in our authorized shares of Common Stock within the time periods required by the Purchase Agreement. Any such increase would be the subject of a separate information statement and would permit the issuance of additional shares that could further dilute our stockholders.

The Offering Notes contain covenants and events of default that could require us to repay the Offering Notes at a premium.

The Offering Notes contain events of default, including our failure to cause the approval of the Share Issuances to become effective within the time periods required by the Purchase Agreement, our failure to maintain a daily market capitalization of at least $15,000,000, and our failure to meet the registration deadlines under the Registration Rights Agreement. Upon an event of default, we may be required to pay 127.5% of the outstanding principal and accrued interest under the Offering Notes, which could have a material adverse effect on our financial condition.

12

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges, or unforeseen circumstances. If such capital is not available to us, our business, operating results, and financial condition may be harmed.

We received $5,500,000 of gross proceeds from the Upfront Tranche, and Additional Tranches may be issued only upon the mutual agreement of the Company and the Investor. We may require additional capital to complete the PIXL Acquisition and to pursue our business objectives. Accordingly, we may need to engage in equity or debt financings to secure additional capital. However, additional capital may not be available when we need it, on terms that are acceptable to us, or at all, and the Purchase Agreement restricts our ability to enter into certain financing transactions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to pursue our business objectives could be significantly limited.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. The Common Stock and Preferred Stock, as well as awards available for issuance under our 2024 Equity Incentive Plan, can be issued by our Board, in many cases without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership in us held by holders of our Common Stock. In addition, the issuance of Preferred Stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the NRS, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the Share Issuances.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The net proceeds of the Convertible Note Financing are intended to fund the PIXL Acquisition, which remains pending. In connection with the acquisition financing for the PIXL Acquisition, currently expected to be approximately $99,000,000, the Company expects that Glen Steward, the Chairman of the Board, and Shaun Quin, our President, Chief Executive Officer and a director, each of whom is a Majority Stockholder, will personally guarantee such financing and that the Company will pay each of them an annual guaranty fee equal to 0.30% of the outstanding principal balance of such financing, payable monthly. The terms of the guaranties and guaranty fees have not been finalized and remain subject to approval by the disinterested members of the Board. Other than as described above, n one of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our capital stock (which interest does not differ from that of the other holders of our capital stock).

13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our voting stock, as of the Record Date, by:

•         each person, or group of affiliated persons, known by us to own beneficially 5% or more of any class of our voting stock;

•         each of our directors and named executive officers, individually; and

•         all of our directors and executive officers as a group.

The number of shares of Common Stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that each stockholder identified in the table below possesses sole voting and investment power over all of the shares shown as beneficially owned by the stockholder.

Except as otherwise indicated in the footnotes, the information below is based on the Schedules 13D and Forms 3 filed with the SEC by the persons listed and on information furnished to the Company, and is presented as of the Record Date. Unless otherwise indicated below, the address for each beneficial owner is c/o Stewards, Inc., 4300 N. University Drive, Suite D-105, Lauderhill, Florida 33351.

	Common Stock		Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned		Percent of Class(1)(2)
Directors and Named Executive Officers:
Glen Steward, Chairman(3)	115,260,745	36.0%	71,250,000	100%	10,000,000	(5)	100%
Shaun Quin, President, Chief Executive Officer and Director(4)	20,210,213	8.9%	—	—	10,000,000	(5)	100%
Katy Murless, Chief Financial Officer	—	—	—	—	—		—
Vaughan Korte, Chief Operating Officer(6)	3,269,062	1.4%	—	—	—		—
Scott McGowan, Chief Marketing Officer	—	—	—	—	—		—
Wael Barsoum, Director(7)	1,260,000	*	—	—	—		—
John Bode, Director(8)	—	—	—	—	—		—
Zachary Graeve, Director(8)	—	—	—	—	—		—
All directors and executive officers as a group (8 persons)	140,000,020	43.7%	71,250,000	100%	10,000,000	(5)	100%
5% and Greater Stockholders:
Vincent Napolitano(9)	40,577,924	17.9%	—	—	10,000,000	(5)	100%
Hollywood Circle Holdings LLC(10)	36,337,333	16.0%	—	—	—		—
Envy Development PB, LLC and The Myelin Group, LLC(11)	14,263,025	6.3%	—	—	—		—

* Less than 1%.

14

(1) Pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon conversion of Series A Preferred Stock or exercise of warrants.

(2) The percentage of class is calculated based on 226,793,326 shares of Common Stock, 71,250,000 shares of Series A Preferred Stock and 10,000,000 shares of Series B Preferred Stock outstanding as of the Record Date. Shares of Common Stock that a person has the right to acquire within 60 days are deemed outstanding for purposes of computing the percentage of that person (and of the group) but not of any other person. Each share of Series B Preferred Stock carries 50 votes, and the Series B Preferred Stock represents 500,000,000 votes, or approximately 62.7% of the total voting power of the Company as of the Record Date. The Series B Preferred Stock is not convertible into Common Stock until five years after its issuance and is not included in the Common Stock columns.

(3) Forfront Capital, LLC, Stewards Investment Capital Limited and Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund, are affiliated stockholders, and Glen Steward, our Chairman, Bilal Adam and Nathaniel Tsang Mang Kin have shared voting and dispositive authority over the securities they hold. The Common Stock shown includes 22,012,500 shares of Common Stock; 71,250,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, which is convertible one-for-one and of which 28,220,000 shares are held of record by Forfront Capital, LLC and 43,030,000 shares are held of record by Stewards International Funds PCC; and 21,998,245 shares of Common Stock issuable upon exercise of warrants, comprising 17,798,245 held by Stewards International Funds PCC on behalf of the Stewards Private Credit Fund and 4,200,000 held by Forfront Capital, LLC. Excludes the securities held by Stewards Investment Capital Limited as nominee for Wael Barsoum described in footnote (7). Mr. Steward disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Based on a Schedule 13D filed with the SEC on September 16, 2026 and a Form 3 filed October 5, 2026, as supplemented by capitalization information furnished to the Company through November 5, 2026.

(4) Includes 20,000 shares held directly by Mr. Quin, 20,079,913 shares held by S&T Quin Family Limited Partnership, over which Mr. Quin has shared voting and dispositive power, 20,000 shares held by his spouse and 90,300 shares held by his daughters. Mr. Quin disclaims beneficial ownership of the shares held by the partnership and his family members except to the extent of his pecuniary interest therein. Based on a Schedule 13D filed with the SEC on September 16, 2026 and a Form 3 filed September 21, 2026.

(5) The 10,000,000 shares of Series B Preferred Stock are held of record by Forfront Capital, LLC, which, under a Voting Agreement dated August 25, 2025, votes the Series B Preferred Stock at the direction of a majority of the Company’s founders, Glen Steward, Vincent Napolitano and Shaun Quin, and Mr. Quin, as President, holds an irrevocable proxy to vote the Series B Preferred Stock in accordance with that direction. Each founder may be deemed to share voting power over, and therefore to beneficially own, the Series B Preferred Stock. Each of Mr. Napolitano and Mr. Quin has no economic interest in the Series B Preferred Stock and disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The 10,000,000 shares are included only once in the group total.

(6) Includes shares held by members of Mr. Korte’s household, as reported on a Form 3 filed September 21, 2026.

(7) Consists of 630,000 shares of Common Stock and 630,000 shares of Common Stock issuable upon exercise of warrants, held of record by Stewards Investment Capital Limited as nominee for Mr. Barsoum. Excludes 45,000 restricted stock units that vest on May 8, 2027, subject to continued service.

(8) Excludes 45,000 restricted stock units that vest on May 8, 2027, subject to continued service.

(9) Includes 40,049,524 shares held by VK Nap Family, LLC, of which Mr. Napolitano is Managing Member, and 528,400 shares held by his children who share his household, as to which Mr. Napolitano disclaims beneficial ownership except to the extent of his pecuniary interest therein. Based on a Schedule 13D filed with the SEC on September 16, 2026 and a Form 3 filed September 30, 2026.

15

(10) Hollywood Circle Holdings LLC holds the 36,337,333 shares of record. Voting and dispositive control of Hollywood Circle Holdings LLC is exercised by its authorized representatives, Charles R. Abele, Jr. and Peter J. Jago, each of whom may be deemed to beneficially own these shares and disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Jago may also be deemed to beneficially own 1,001 shares held of record by his son, who shares his household. The address of Hollywood Circle Holdings LLC is 1776 Polk Street, Suite 200, Hollywood, Florida 33020. Based on a Schedule 13D filed with the SEC on September 16, 2026.

(11) Consists of 13,788,066 shares of Common Stock held of record by Envy Development PB, LLC, of which Bernard Hsiao is the Manager, and 474,959 shares of Common Stock held of record by The Myelin Group, LLC, of which Michael Hsiao is the Manager, issued on September 23, 2026 as partial consideration for the Company’s acquisition of Envy Pompano Beach under a Membership Interests Purchase and Sale Agreement dated September 21, 2026, as reported in the Company’s Current Report on Form 8-K filed September 29, 2026, as amended by the Current Report on Form 8-K/A filed October 7, 2026. Includes 7,000,000 of such shares (6,766,900 registered in the name of Envy Development PB, LLC and 233,100 registered in the name of The Myelin Group, LLC) deposited with ClearTrust, LLC, as escrow agent, under an Escrow Agreement effective as of September 23, 2026. The escrowed shares are legally issued and outstanding until cancelled, are subject to a stop-transfer instruction and may be released only on joint instructions of the Company and the sellers. They are subject to the Company’s obligation to make monthly cash redemption payments of $3.0 million, upon each of which 1,000,000 escrowed shares are to be cancelled, and any escrowed shares remaining in escrow on April 5, 2027 are to be delivered to the Company unless the Company and the sellers jointly direct otherwise. The sellers act together under the Membership Interests Purchase and Sale Agreement and the Escrow Agreement, and Bernard Hsiao and Michael Hsiao may be deemed to share voting and dispositive power over the shares held by both sellers. The address of each seller is 3210 Hunter Road, Weston, Florida 33331. As of the Record Date, none of the escrowed shares had been cancelled.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of this Information Statement may direct such request to the Company at 4300 N. University Drive, Suite D-105, Lauderhill, Florida, Attention: Corporate Secretary, or by telephone at (516) 419-5300. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company at the contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, statements regarding the timing and anticipated benefits of the Convertible Note Financing, the PIXL Acquisition and the issuance of any Additional Tranches. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

16

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance with the requirements thereof, file reports, proxy statements and other information with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of the Company’s SEC filings on our website at www.stewards.com/sec-filings. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The following documents as filed with the SEC by the Company are incorporated herein by reference:

•         Our Registration Statement on Form S-1, as amended (File No. 333-291586), declared effective on July 14, 2026, and the related prospectus filed pursuant to Rule 424(b), including the audited financial statements for the latest fiscal year included therein;

•         Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026;

•         Our Current Reports on Form 8-K filed with the SEC on July 30, 2026, August 7, 2026, August 25, 2026, September 4, 2026 (two reports), September 9, 2026, September 14, 2026 (three reports), September 22, 2026 (two reports), September 24, 2026, September 29, 2026 (as amended by the Current Report on Form 8-K/A filed on October 7, 2026) and November 3, 2026; and

•         The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-43473), filed with the SEC on September 9, 2026, including the description of capital stock incorporated therein from the Registrant’s Registration Statement on Form S-1 (File No. 333-291586) and the related Rule 424(b) prospectus, and including any amendment or report filed for the purpose of updating that description.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement from the SEC at its website, www.sec.gov, or by visiting our website at www.stewards.com/sec-filings.

17

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated November [•], 2026. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of this Information Statement.

By Order of the Board of Directors,

Shaun Quin

President and Chief Executive Officer

Dated: November [•], 2026

18